U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-QSB/A
(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED FEBRUARY 28, 1999
OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ______________ TO ______________
COMMISSION FILE NUMBER: 33-68570
BETTING, INC. (1)
(Exact name of registrant as specified in its charter)
Missouri (2)                                    43-1239043
(State or jurisdiction of  incorporation        I.R.S. Employer
or organization)
Identification No.)
31310 Eaglehaven Center
Suite 10
Rancho Palos Verdes, California                         90275
(Address of principal executive offices)
(Zip Code)
Registrant's telephone number:  (310) 541-4393
Securities registered pursuant to Section 12(b) of the Act: None Securities registered pursuant to Section 12(g) of the Act:
Common
Stock, $0.01 Par Value; Class A Warrants
Indicate by check mark whether the registrant (1) has filed
all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) been subject to such filing
requirements for the past 90 days.  Yes           No    X    .
        As of February 28, 1999, the registrant had 14,354,798 shares of common stock issued and outstanding.
        Transitional Small Business Dislcosure Format (check
         one): Yes No    X   .
(1)  Effective on June 4, 1999, the name was changed to eConnect.
(2)  Effective on June 1, 1999, the jurisdiction of organization was changed to Nevada.

TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION                          PAGE

        ITEM 1.  FINANCIAL STATEMENTS

        BALANCE SHEETS AS OF FEBRUARY 28, 1999
      AND AUGUST 31, 1998
3
        STATEMENTS OF OPERATIONS FOR THE THREE
      AND SIX MONTHS ENDED FEBRUARY 28, 1999
        AND FEBRUARY 28, 1998
4
        STATEMENTS OF CASH FLOWS FOR THE SIX
      MONTHS ENDED FEBRUARY 28, 1999 AND
      FEBRUARY 28, 1998
5
        NOTES TO FINANCIAL STATEMENTS                           6
        ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                9

PART II

        ITEM 1.  LEGAL PROCEEDINGS

11

        ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

11

        ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

11

        ITEM 4.  SUBMISSION OF MATTERS TO A VOTE
      OF SECURITY HOLDERS
11
        ITEM 5.  OTHER INFORMATION
11
        ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K
12
SIGNATURE
12
PART I.
ITEM 1.   FINANCIAL STATEMENTS.
BETTING, INC.
BALANCE SHEETS
                                        February 28,    August
31,
                                         1999
1998
        ASSETS                  (Unaudited)             (Audited)
Cash                                    $  22,510               $
0
Total Assets                    $  22,510               $       0
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                        $  280,316              $
283,971
Due to related party                35,569                 18,969
Commissions payable                 57,400               21,400
Total current liabilities          373,285                324,340
Commitments and Contingencies (Note 10)
Stockholders' Equity (Deficit):
Common stock, $.01 par value, authorized 10,000,000 shares;
issued and outstanding,14,354,798
and 14,284,234 at February 28,
1999 and 1998, respectively        143,548               142,842
Preferred stock, $.01 par
value, authorized 5,000,000
shares; issued and
outstanding - none                          -                   -
Additional paid-in capital        5,157,064             5,000,420
Accumulated deficit              (5,651,387)    (5,467,602)
Total stockholders' equity
(deficit)                                 (350,775)
(324,340)
Total Liabilities and
Stockholders' Equity (Deficit) $  22,510                $      0
See accompanying notes to interim financial statements
BETTING, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
                            Three Months Ended          Six Months
                            Ended         February 28,
                            February 28,
                        1999            1998
1999            1998
General and
 Administrative expenses
                        $ 175,730       $  48,775               $
183,785       $143,468
Total Operating Expenses
                        (175,730)         (48,775)
(183,785)       (143,468)
Net loss                (175,730)         (48,775)
$(183,785)      $(143,468)
Net loss per common share
                        $   (.01)       $    (.00)              $
(.01)      $   (.01)
Weighted average
shares outstanding
                        14,316,067      11,062,234
14,316,067      10,489,984
See accompanying notes to interim financial statements
BETTING, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
                                        Six Months Ended
                                        February 28,    February
28,
                                        1999
1998
Cash Flows From Operating Activities
Net loss (Note 9)                       $       (175,735)       $
(25,128)
Changes in assets and liabilities:
Accounts payable                                (3,655)
7,999
Commissions payable                     36,000          3,001
Cash Used in Operating Activities       (143,390)
(14,128)
Cash Flows From Financing Activities:
Proceeds from additional borrowings
from stockholder                                0
0
Proceeds from issuance of
common stock                            149,300                 0
Proceeds from borrowings
from related party                      16,600           15,694
Cash provided by financing
activities                                      165,900
15,694
Net increase in cash                    22,510          1,566
Cash at beginning of period                     0
45
Cash at end of period           $       22,510  $       1,611
Supplemental Disclosures:
The Company paid $0 and $0 for interest for the six months ended February 28, 1999 and 1998, respectively.
The following summarizes noncash investing and financing
transactions:
Six Months Ended February 28,                           1999
Issuance of 161,000 shares of common stock
for services rendered                                   $8,050
Six Months Ended February 28,                           1998
Issuance of 1,769,000 shares of common stock
for services rendered                                   $82,590
Issuance of 750,000 shares of common stock
for due to stockholder                                  35,135
Issuance of 350,000 shares of common stock
for accounts payable                                    21,000
See accompanying notes to interim financial statements.
BETTING, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
1.      Unaudited Interim Periods:
The information furnished herein relating to interim periods has not been audited by independent Certified Public Accountants.
 In the opinion of the Company's management, the financial information in this report reflects any adjustments that are necessary for a fair statement of results for the interim periods presented in accordance with generally accepted accounting principles. All such adjustments are of a normal and recurring nature. The accounting policies followed by the Company, and additional footnotes, are set forth in the audited financial statements included in the company's Annual Report Form 10-KSB/A filed with the SEC on April 8, 1999.
2.      Initial Public Stock Offering:
        On November 18, 1993, the Company completed an initial public offering in which it sold 900,000 Units at $3.125 per
Unit.  Each Unit consisted of one share of Common Stock and one
Class A Warrant.
 Three Warrants entitled the holder thereof to purchase one share of Common Stock at $3.75 per share and expired on November 18, 1997.
The warrants were callable in total by the Company after November 18, 1994, at a redemption price of $.05 per warrant upon 60 days prior notice if the common stock has traded above $3.75 for at least 20 out of the 30 trading days preceding the date of the notice of redemption.
3.      Earnings (loss) Per Share:
        Net earnings (loss) per share are computed using the weighted average number of common and common equivalent shares outstanding during the period. The Class A Warrants issued during the public offering are anti-dilutive and have not been included in the computation of common equivalent shares outstanding. Fully diluted net earnings (loss) per share for all periods presented is not materially different from primary net earnings (loss) per share.
4.      Income Taxes:
        Effective September 1, 1987, the Company elected to be taxed under Subchapter S of the Internal Revenue Code. As such, the Company's taxable income or loss was included in the individual tax returns of its shareholders for Federal and State income tax purposes. Upon the closing of the public stock offering on November 18, 1993, the Company terminated its
Subchapter S election.
        Betting, Inc., has unused net operating loss (NOL) carryforwards of approximately $2,800,000 at August 31, 1997, that were generated by Leggoons, Inc. The unused net operating losses expire in various amounts from 2009 to 2012. However, due to change of ownership rules of section 382 of the Internal Revenue Code some or all of these NOL carryforwards may be unavailable to offset any future income of Betting, Inc. The Company generated losses of approximately $1,658,000 during the six month period ended August
31, 1997, losses of approximately $197,000 during the year ended August 31, 1998, and losses of approximately $183,000 during the six months ended February 28, 1999. These losses, totaling $4,838,000, may not qualify as federal and state NOL carryforwards due to the possible nondeductibility of the noncash service costs incurred and the change of ownership rules of section 382 of the Internal Revenue Code.  The Company provides an allowance for the entire amount of
any deferred tax assets that are applicable to the NOL.
5.      Due to Stockholder
    The Company had a due to stockholder payable to James S. Clinton, former Chairman of Leggoons, Inc., in the amount of $35,135 for advances made to Leggoons, Inc., prior to March 1, 1997. This payable was paid in full during the six months ended February 28, 1998, by the issuance of 750,000 shares of restricted common stock.
6.      Due to Related Party
        The Company utilizes cash advances from HPOS/E.T.T. to fund day to day operations of the Company. Thomas S. Hughes is the Chairman of both the Company and HPOS/E.T.T.
7.      Accumulated Deficit:
        As a result of the termination of the Company's S Corporation status on November 18, 1993, the accumulated deficit of $1,168,375 incurred through that date was closed out against additional paid-in capital. The $5,651,387 of deficit on the balance sheet at February 28, 1999, is the result of operations from November 18, 1993, to February 28, 1999.
8.      Stockholders Equity:
        During the period September 1, 1998, through February 28, 1999, the Company issued 161,000 shares of common stock for services rendered. The financial value of the common stock issued for no cash consideration is required to be expensed by the Company. The "fair market value" of such common stock issued, $8,050, has been expensed as consulting fees during the six months ended February 28, 1999.
        During the period September 1, 1997, through November 30, 1997, the Company issued 2,869,000 shares of common stock for payments on accounts payable and services rendered. For the 1,769,000 shares of common stock issued for services rendered during the period September 1, 1997, through November 30, 1997, the closing "market" stock price was used to determine "fair market value" of the 569,000 unrestricted common shares issued; the closing "market" stock price less a 50% discount was used to determine "fair market value" of the 1,200,000 restricted common shares issued. The financial value of the common stock issued for no cash consideration is required to be expensed by the Company.
The "fair market value" of such common stock issued, $82,590, has primarily been expensed as $63,450 in consulting fees, $7,140 in legal fees, and $12,000 in general and administrative expenses during the three months ended November 30, 1997. Some of the common stock shares issued were registered with the Securities and Exchange Commission using Form S8 Registration Statements.
9.      Cash Flow and Income Statement Reconciliation
The following reconciles noncash financing transactions for the six months ended February 28, 1999:
        Net loss                                                $
175,735
Issuance of 161,000 shares of common stock for Consulting
Fees
8,050
Income Statement Net Loss                               $
183,785
The following reconciles noncash financing transactions for the six
months ended February 28, 1998:
        Net loss                                                $
25,128
Issuance of 2,469,000 shares of common stock for Consulting
Fees, and General and Administrative Expense        118,340

Income Statement Net Loss                               $

143,468  10.  Contingencies

(a)  Going Concern.

        The Company's financial statements are presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has shown a significant loss from operations and has negative working capital and a stockholders' deficit. This raises substantial doubt about the Company's ability to continue.
The Company's continued existence is dependent upon its
ability to resolve its liquidity problems, principally by obtaining additional debt financing and equity capital and ultimately upon achieving profitability. While pursuing additional debt and equity funding, the Company must continue to operate on limited cash flow. Management is committed to developing the product and continues to receive small amounts of funding from private investors. It is the goal of management to receive additional funding from an additional public offering of its common stock within twelve months.
There is no assurance that the Company can achieve the profitability and positive liquidity discussed above. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
(b) Common Stock Issued in Excess of Authorized Shares.
During the year ended August 31, 1998, the Company issued a
total of 6,441,000 shares of common stock. This has resulted in the total issued common shares exceeding the 10,000,000 common shares authorized by 4,284,234 common shares. Most of these shares were to have been preferred stock. Due to an error that was discovered after the close of the year, however, all of the shares were issued as common shares, resulting in the Company issuing more common shares than its articles of incorporation authorize. The Company is in the process of "recalling" these certificates totaling 4,550,000 shares and replacing them with preferred certificates. The net result will not be significantly different. Holders of preferred shares will have a priority over common stockholders with respect to dividends and liquidation rights, but no dividends are required or anticipated. The preferred stockholders will have voting rights equal to those of the common stockholders. The stockholders' equity (deficit) section of the balance sheet then would be restated as follows to take into account the preferred stock:
                February 28,    Proforma                Restated
              1999                      Adjustment      February
28, 1999
Stockholders' Equity (Deficit):
Common stock, $.01 par value, authorized
10,000,000 shares; issued and outstanding, 9,803,834

                $143,548                $(45,500)               $
98,048
Preferred stock, $.01 par value, authorized 5,000,000
        shares; issued and outstanding - 4,550,000
                0                       45,500          45,500
Additional paid-in capital
        5,157,064                               0
5,157,064
Accumulated deficit
   (5,651,387)                     0               (5,651,387)
Total stockholders' equity (deficit)
        $       (350,775)               $    0          $
(350,775)
ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FIINANCIAL CONDITION AND RESULTS OF OPERATIONS.
The following discussion should be read in conjunction with the financial statements of the Company and notes thereto contained elsewhere in this report.
Results of Operations.
        The Company had virtually no operations during the three month period ended November 30, 1998, due to the unavailability of funds.
 Near the end of the three month period ended November 30, 1998,
                               and
during the three month period ended February 28, 1999, the Company received cash from the sale of its common stock to a private investors and from advances to the company by related parties. These funds were used for operations during the three month period ending February 28, 1999. The primary general and administrative expenses incurred during the six month period ended February 28, 1999, were consulting fees of $20,650, legal fees of $17,862, accounting fees of $21,559, license fees of $92,000 and stock expenses of $10,371. The primary general and administrative expenses incurred during the six month period ended February 28, 1998, were consulting fees, legal fees, office expenses and stock expenses.
Liquidity and Capital Resources.
Net cash used in operating activities by the Company was $143,390 for the six month period ended February 28, 1999 versus $14,128 in the comparable prior year period.
Capital Expenditures.
No material capital expenditures were made during the quarter ended on February 28, 1999.
Year 2000 Issue.
        The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.
The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.
Forward Looking Statements.
The foregoing Management's Discussion and Analysis contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the Company's products, competitive pricing pressures, changes in the market price of ingredients used in the Company's products and the level of expenses incurred in the Company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The Company disclaims any intent or obligation to update "forward looking statements".
PART II.
ITEM 1.  LEGAL PROCEEDINGS.
The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.
ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS.
None.
ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.
Not Applicable.
ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
No matters were submitted to a vote of the Company's stockholders during the first quarter of the fiscal year covered by this report.

ITEM 5.  OTHER INFORMATION.

None.

ITEM 6.  EXHBITS AND REPORTS ON FORM 8-K.

(a)  Reports on Form 8-K.  There are no reports on Form 8-K
filed during the second quarter of the fiscal year covered by this report
(b)  Exhibits included or incorporated by reference herein:
See Exhibit Index
SIGNATURE
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
eConnect (formerly known as
Betting, Inc.)
Dated: June 18, 1999                    By: /s/ Thomas S. Hughes
Thomas S. Hughes, President
EXHIBIT INDEX
Exhibit No.                                     Description
3.1 Leggoons, Inc. Articles of Incorporation and Amendments, incorporated by reference to Exhibit 3.1 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
3.2     Leggoons, Inc. Bylaws Amended, incorporated by reference
to
Exhibit 3.2 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
4       Class A Warrant Agreement, incorporated by reference to
Exhibit 4.2 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
10.1    Agreement to License Assets (incorporated by reference to
Exhibit 10.16 to the Form 8-K filed on February 25, 1997).
10.2    Escrow Agreement (incorporated by reference to Exhibit
10.17
to the Form 8-K filed on February 25, 1997).
10.3    ET&T Host Processing Agreement (incorporated by reference
to
Exhibit 10.3 of the Form 10-KSB for the period ending on August
31, 1998).
10.4    ET&T Licensing Agreement (incorporated by reference to
Exhibit
10.4 of the Form 10-KSB for the period ending on August 31,
1998).
27      Financial Data Schedule (see below).